Exhibit 10.21

Partner Agreement Between
OZ Advisors II LP and David Becker
This Partner Agreement dated as of July 11, 2014 (the "Admission Date") (as amended, modified, supplemented or restated from time to time, this "Agreement") reflects the agreement of OZ Advisors II LP (the "Partnership") and David Becker (the "Limited Partner") with respect to certain matters concerning (i) the admission of the Limited Partner to the Partnership upon the Admission Date, (ii) the grant by the Partnership to the Limited Partner on the date hereof of one Class D-19 Common Unit (as defined below) under the Och-Ziff Capital Management Group LLC 2013 Incentive Plan or a successor or predecessor plan (such plans, collectively, the "Plan"), (iii) the provision for guaranteed annual bonuses for fiscal years 2014 to 2016 to be made on a subsequent date or dates by the Partnership to the Limited Partner in a combination of additional grants of Class D Common Units ("Guaranteed Bonus Class D Common Units") under the Plan and cash distributions, (iv) the provision for possible performance-based discretionary awards for fiscal years 2015 and 2016 to be made on a subsequent date or dates by the Partnership to the Limited Partner as additional grants of Class D Common Units ("Performance Class D Common Units" and, together with any Guaranteed Bonus Class D Common Units, the "Bonus Class D Common Units") under the Plan, and (v) his rights and obligations under the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 1, 2012 (as amended, modified, supplemented or restated from time to time, the "Limited Partnership Agreement"). This Agreement shall be a "Partner Agreement" (as defined in the Limited Partnership Agreement). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Limited Partnership Agreement. References in this Agreement to actions of the General Partner refer to actions of the General Partner acting on behalf of the Partnership.
1.    Admission of the Limited Partner and Initial Grant of One Class D-19 Common Unit.
(a)    Admission of the Limited Partner. Pursuant to the provisions of Section 3.1(f) of the Limited Partnership Agreement, the General Partner hereby designates a new series of Class D Common Units, which shall be "Class D-19 Common Units." The award of one Class D-19 Common Unit described in this Section 1 has been approved under the Plan. The Limited Partner shall be deemed admitted as a limited partner of the Partnership at the time the Limited Partner and the General Partner have each executed this Agreement and the signature page of the Limited Partnership Agreement attached hereto and the General Partner shall then cause the Limited Partner to be named as a Limited Partner in the books of the Partnership and the Partnership shall issue to the Limited Partner one Class D-19 Common Unit (the "Initial Class D Common Unit") pursuant to and subject to the Plan. Upon such admission, the Limited Partner's initial Capital Account balance will be $0 (zero dollars). The Limited Partner is hereby designated as an "Original Partner" (for purposes of the Limited Partnership Agreement) by the General Partner and the rights, duties and obligations of the Limited Partner under the Limited Partnership Agreement following his admission to the Partnership shall, except to the extent modified by the terms of this Agreement, be the same as those of the previously admitted Original Partners thereunder.

(b)    Title. Upon his admission to the Partnership, the Limited Partner will become an Executive Managing Director of the General Partner and shall be appointed as the Chief Legal Officer and Chief Compliance Officer of the Och-Ziff Group.
2.    Guaranteed Bonus Class D Common Units and Cash Distributions for Fiscal Years 2014 to 2016.
(a)    Guaranteed Bonus Awards. For each fiscal year from 2014 to 2016, the Limited Partner shall be eligible to receive conditional guaranteed awards from the Partnership, OZ Advisors LP ("OZA") and/or OZ Management LP ("OZM" and, together with the Partnership and OZA, the "Operating Partnerships") with respect to each such fiscal year (in aggregate amount, the "Guaranteed Bonus Award Amount") of $4,200,000, which shall be provided in a combination of (i) cash to be distributed to the Limited Partner by one or more of the Operating Partnerships, as described in this Section 2 and (ii) a grant of Guaranteed Bonus Class D Common Units as described in this Section 2, together with an equal number of Class D Common Units in each of OZA and OZM (the "OZA & OZM Guaranteed Bonus Units") as described in Partner Agreements between the Limited Partner and each of OZA and OZM (the "OZA & OZM Partner Agreements"); provided, however, that, (i) the Guaranteed Bonus Award Amount with respect to fiscal year 2014 shall be pro-rated such that the Limited Partner receives a percentage of the Guaranteed Bonus Award Amount based on the number of days between June 1, 2014 and December 31, 2014, inclusive, (ii) in order to be eligible for any Guaranteed Bonus Award Amount with respect to 2014, the Limited Partner shall not have been subject to a Withdrawal pursuant to clauses (A) or (C) of Section 8.3(a)(i) of the Limited Partnership Agreement as of December 31, 2014, and (iii) in order to be eligible for any Guaranteed Bonus Award Amount with respect to 2015 or 2016, the Limited Partner shall not have been subject to any Withdrawal or Special Withdrawal as of the last day of the fiscal year to which such Guaranteed Bonus Award Amount relates.
(b)    Guaranteed Bonus Cash Awards. Subject to Section 2(a) above, the Limited Partner shall receive $2,700,000 of the Guaranteed Bonus Award Amount for each applicable year (or the pro-rated percentage of such amount as described in Section 2(a) with respect to fiscal year 2014) in the form of cash distributions, such distributions to be made to the Limited Partner by one or more of the Operating Partnerships in the proportions determined by the General Partner in its sole discretion (that portion of such cash amount to be distributed to the Limited Partner by the Partnership, if any, the "Guaranteed Bonus Cash Distribution"). Any Guaranteed Bonus Cash Distribution may be made as a distribution of Net Income allocated to a Class C Non-Equity Interest in accordance with the Limited Partnership Agreement or pursuant to a different arrangement structured by the General Partner in its sole discretion. Any Guaranteed Bonus Cash Distribution shall be made to the Limited Partner as described in this Section 2(b) on or before January 15 of the year immediately following the fiscal year to which such Guaranteed Bonus Cash Distribution relates.
(c)    Awards of Guaranteed Bonus Class D Common Units. Subject to Section 2(a) above, $1,500,000 of any conditional Guaranteed Bonus Award Amount (the "Guaranteed Bonus Unit Amount") for each applicable year (or the pro-rated percentage of such amount as described in Section 2(a) with respect to fiscal year 2014) shall be settled by (i) a grant by the Partnership to the Limited Partner of a number of Guaranteed Bonus Class D Common Units equal to the Class D Unit Equivalent Amount (as defined below) and (ii) a grant by each of OZA and OZM of a number of OZA & OZM Guaranteed Bonus Units equal to the Class D Unit Equivalent Amount, all such grants of Guaranteed Bonus Class D Common Units and OZA & OZM Guaranteed Bonus Units to be made on or prior to December 31 of each such fiscal year (each such date, a "Guaranteed Bonus Grant Date") in accordance with Section 4.
3.    Performance-Based Grants of Class D Common Units for 2015 and 2016.
(a)    Performance Awards. For fiscal year 2015 and 2016, but prior to the Limited Partner's Special Withdrawal or Withdrawal, the Limited Partner shall be eligible to receive conditional performance-based discretionary awards from the Partnership and the other Operating Partnerships with respect to each such fiscal year (in aggregate amount, the "Performance Award Amount" and, together with a Guaranteed Bonus Unit Amount, a "Bonus Unit Amount"), which shall be provided as a grant of Performance Class D Common Units as described in this Section 3, together with an equal number of Class D Common Units in each of OZA and OZM (the "OZA & OZM Performance Units") as described in the OZA & OZM Partner Agreements; provided, however, that, in order to be eligible for any Performance Award Amount, the Limited Partner shall not have been subject to a Withdrawal or Special Withdrawal as of the last day of the fiscal year to which such Performance Award Amount relates. All decisions relating to any Performance Award Amounts, including, without limitation, whether any Performance Award Amount will be granted to the Limited Partner for any particular fiscal year, and the amount of any such Performance Award Amount, if any, for such fiscal year, shall be determined in the sole discretion of the Compensation Committee of the Board of Directors of Och-Ziff (the "Compensation Committee") based on recommendations by Daniel S. Och (or, following the death, Disability or Withdrawal of Daniel S. Och, the Partner Management Committee), such determinations and recommendations to be based on any considerations they determine to be appropriate, including but not limited to, the amount of aggregate distributions by the Operating Partnerships made to the Limited Partner with respect to such fiscal year, and any such determination shall be final, provided that the maximum Performance Award Amount for 2015 shall be $1,500,000 and the maximum Performance Award Amount for 2016 shall be $2,000,000. Any such recommendations or determinations to award a Performance Award Amount in respect of a fiscal year shall not create or imply any obligation to award a Performance Award Amount for any other fiscal year.
(b)    Awards of Performance Class D Common Units. Subject to Section 3(a) above, any conditional award of a Performance Award Amount for each applicable year shall be settled by (i) a grant by the Partnership to the Limited Partner of a number of Performance Class D Common Units equal to the Class D Unit Equivalent Amount and (ii) a grant by each of OZA and OZM of a number of OZA & OZM Performance Units equal to the Class D Unit Equivalent Amount, all such grants of Performance Class D Common Units and OZA & OZM Performance Units to be made on or prior to December 31 of each such fiscal year (each such date, a "Performance Grant Date" and, together with any Guaranteed Bonus Grant Date, a "Bonus Grant Date"); provided, however, that in order to receive any Performance Class D Common Units on any Performance Grant Date, the Limited Partner shall not have been subject to a Withdrawal or Special Withdrawal on or before the last day of such fiscal year.
4.    Bonus Class D Common Units.

(a)    Issuance of Bonus Class D Common Units. Upon each determination to issue Bonus Class D Common Units to the Limited Partner on any Bonus Grant Date in accordance with the provisions of Sections 2 or 3, the General Partner shall designate a new series of Class D Common Units pursuant to the provisions of Section 3.1(f) of the Limited Partnership Agreement and the Partnership shall issue a number of Class D Common Units of such series equal to the Class D Unit Equivalent Amount to the Limited Partner pursuant to and subject to the Plan on such Bonus Grant Date and the General Partner shall cause the Limited Partner to be named as the holder of such Bonus Class D Common Units in the books of the Partnership. Upon such issuance, the portion of the Limited Partner's Capital Account balance attributable to such Bonus Class D Common Units shall be $0 (zero dollars). Upon issuance, any such Bonus Class D Common Units shall be designated as "Original Common Units" of the Limited Partner (for purposes of the Limited Partnership Agreement) by the General Partner and the rights, duties and obligations of the Limited Partner with respect to such Bonus Class D Common Units under the Limited Partnership Agreement shall, except to the extent modified by the terms of this Agreement, be the same as those applicable to his Initial Class D Common Unit thereunder.
(b)    Class D Unit Equivalent Amount. For purposes of any Bonus Unit Amount to be awarded under Sections 2 or 3:
(i)    the term "Class D Unit Equivalent Amount" shall mean the quotient of the Bonus Unit Amount divided by the Discounted Class D Unit Fair Market Value, rounded to the nearest whole number.
(ii)    the term "Class D Unit Fair Market Value" shall mean the average of the closing price on the New York Stock Exchange of Och-Ziff Capital Management Group LLC's Class A Shares for the ten trading day period beginning (and including) December 11 (or the next trading day in the event that December 11 is not a trading day) of the year to which the award relates.
(iii)     the term "Discounted Class D Unit Fair Market Value" shall mean the Class D Unit Fair Market Value reduced by ten percent (10%) thereof.
For example, if the Limited Partner's Guaranteed Bonus Unit Amount or Performance Award Amount for a fiscal year is $1,500,000, and the average closing price of Class A Shares for the ten trading day period beginning December 11 of such fiscal year is $25 per share, then the Limited Partner would receive an award of 66,667 Class D Common Units (($1,500,000 / $22.50) = 66,667 Class D Common Units) in respect of such Bonus Unit Amount.
5.    Withdrawal, Vesting, Transfer, Exchange and Non-Compete Provisions.
(a)    Withdrawal, Vesting, Transfer, Exchange and Non-Compete Provisions.
(i)    Initial Class D Common Unit. The following changes shall apply to the provisions of Sections 2.13(g), 8.3(a)(ii) and 8.4(b) of the Limited Partnership Agreement with respect to the Limited Partner and any Related Trusts, and his or their Initial Class D Common

Unit: (A) the Initial Class D Common Unit shall be treated as a Class A Common Unit thereunder, (B) the Initial Class D Common Unit shall be conditionally vested upon issuance, subject to the other terms hereof, (C) the consequences of any breach by the Limited Partner of any of the covenants set forth in Section 2.13(b)(i) (as modified hereunder) and Section 2.13(b)(ii) of the Limited Partnership Agreement shall be as set forth in Section 5(b)(ii) below, and (D) if the Initial Class D Common Unit (or any Class A Common Unit acquired in respect thereof) is reallocated under Section 5(b)(ii) below, any such reallocated Common Units shall remain vested.
(ii)     Bonus Class D Common Units. The following changes shall apply to the provisions of Sections 2.13(g) and 8.4(b) of the Limited Partnership Agreement with respect to the Limited Partner and any Related Trusts, and his or their Bonus Class D Common Units: (A) the Bonus Class D Common Units shall be treated as Class A Common Units thereunder, (B) thirty-three and one-third percent (33-1/3%) of any Bonus Class D Common Units shall vest on each of the first three anniversaries of the applicable Bonus Grant Date, subject to the other terms hereof, and provided that any Bonus Class D Common Units that have been issued and are unvested as of December 31, 2016 shall become conditionally vested as of such date, (C) the definition of "Withdrawal" shall be deemed amended to exclude clause (B) of Section 8.3(a)(i) of the Limited Partnership Agreement, (D) the consequences of any breach by the Limited Partner of any of the covenants set forth in Section 2.13(b)(i) (as modified hereunder) and Section 2.13(b)(ii) of the Limited Partnership Agreement shall be as set forth in Section 5(b)(ii) below, and (E) if any such Bonus Class D Common Units (or any Class A Common Units acquired in respect thereof) are reallocated, any such reallocated Common Units shall remain subject to the same vesting requirements as they had been before such reallocation.
(b)    Non-Competition Provisions.
(i)    Non-Competition Covenant. Notwithstanding any provisions hereof or of the Limited Partnership Agreement to the contrary, the Restricted Period with respect to the Limited Partner shall, solely for purposes of Section 2.13(b)(i) of the Limited Partnership Agreement, conclude on the last day of the 12-month period immediately following the date of the Limited Partner's Special Withdrawal or Withdrawal.
(ii)    Consequences of Breach. All grants of the Initial Class D Common Unit, Guaranteed Bonus Cash Distributions and Bonus Class D Common Units hereunder shall be conditionally granted subject to the Limited Partner's compliance with the covenants set forth in Section 2.13(b)(i) (as modified hereunder) and Section 2.13(b)(ii) of the Limited Partnership Agreement. Without limitation or contradiction of the foregoing, and in addition to the applicability of Section 2.13(g) of the Limited Partnership Agreement as described in Sections 5(a)(i) and (ii) above, the Limited Partner agrees that it would be impossible to compute the actual damages resulting from a breach of any such covenants, and that the amounts set forth in this Section 5(b)(ii) are reasonable and do not operate as a penalty, but are a genuine pre-estimate of the anticipated loss that the Partnership and other members of the Och-Ziff Group would suffer from the Limited Partner's breach of any such covenants. In the event the Limited Partner breaches any such covenants, then the Limited Partner shall have failed to satisfy the condition subsequent to the grants of the Initial Class D Common Unit, the Guaranteed Bonus Cash Distributions and Bonus Class D Common Units and the Limited Partner agrees that:

(A) on or after the date of such breach, the Initial Class D Common Unit and any Bonus Class D Common Units (or any Class A Common Units acquired in respect thereof) received by the Limited Partner and all allocations and distributions on such Common Units that would otherwise have been received by the Limited Partner on or after the date of such breach shall thereafter be reallocated from the Limited Partner in accordance with Section 2.13(g) of the Limited Partnership Agreement, provided that any such Class D Common Units shall be treated as Class A Common Units thereunder;
(B) on or after the date of such breach, no allocations shall be made to the Limited Partner's Capital Accounts and no distributions shall be made to the Limited Partner in respect of the Initial Class D Common Unit or any Bonus Class D Common Units (or any Class A Common Units acquired in respect thereof);
(C) on or after the date of such breach, no Transfer (including any exchange pursuant to the Exchange Agreement) of the Initial Class D Common Unit or any Bonus Class D Common Units (or any Class A Common Units acquired in respect thereof) of the Limited Partner shall be permitted under any circumstances notwithstanding anything to the contrary in any other agreement;
(D) on or after the date of such breach, no sale, exchange, assignment, pledge, hypothecation, bequeath, creation of an encumbrance, or any other transfer or disposition of any kind may be made of any of the Class A Shares acquired by the Limited Partner through an exchange pursuant to the Exchange Agreement of any Class A Common Units acquired by the Limited Partner in respect of the Initial Class D Common Unit or any Bonus Class D Common Units ("Exchanged Class A Shares");
(E)    on the Reallocation Date, the Limited Partner shall immediately:

(x)
pay to the Continuing Partners, in accordance with Section 2.13(g) of the Limited Partnership Agreement, a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by the Limited Partner for any Exchanged Class A Shares that were transferred during the 24-month period prior to the date of such breach; and (ii) any distributions received by the Limited Partner during such 24-month period on Exchanged Class A Shares;

(y)
transfer any Exchanged Class A Shares held by the Limited Partner on and after the date of such breach to the Continuing Partners in accordance with Section 2.13(g) of the Limited Partnership Agreement;

(z)	pay to the Continuing Partners in accordance with Section 2.13(g) of the Limited Partnership Agreement a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by the Limited Partner for any Exchanged Class A Shares that were transferred on or after the date of such breach; and (ii) all distributions received by the Limited Partner on or after the date of such breach on Exchanged Class A Shares; and
(F)    on the Reallocation Date, the Limited Partner shall immediately pay to the Continuing Partners in proportion to the total number of Original Common Units owned by each such Continuing Partner and its Original Related Trusts a lump-sum cash amount equal to the total after-tax amount received by the Limited Partner as Guaranteed Bonus Cash Distributions during the 24-month period prior to the date of such breach.
(c)    Cross-References. References in the Limited Partnership Agreement to Sections thereof (including Sections 2.13(b), 2.13(g), 8.3(a)(ii) and 8.4(b)) that are modified by this Agreement shall be deemed to refer to such Sections as modified hereby.
6.    Distributions. In connection with the Initial Class D Common Unit and any Bonus Class D Common Units, the Limited Partner shall be entitled to receive distributions from the Partnership (i) in respect of the Initial Class D Common Unit with respect to the income earned by the Partnership beginning in the fiscal quarter during which the Admission Date occurred, and (ii) in respect of any Bonus Class D Common Units that are issued, but only if and when such Bonus Class D Common Units have been issued, in each case that are equivalent to those generally distributable to the Partners of the Partnership in respect of their Common Units. The amount of distributions per Common Unit made by each of the Operating Partnerships shall be determined by the General Partner in its discretion based on the services performed for the Operating Partnerships by all of the Individual Limited Partners, as such services are determinative of the performance of each of the Operating Partnerships.
7.    Entire Agreement. This Agreement, together with any other agreements entered into on the date hereof between the Limited Partner and the Partnership or its Affiliates, contains the entire agreement and understanding among the parties as to the subject matter hereof and supersedes and replaces any prior oral or written agreements between the Limited Partner and the Partnership or its Affiliates.
8.    Compensation Clawback. As a highly regulated, global alternative asset management firm, Och-Ziff has had a long-standing commitment to ensure that its partners, officers and employees adhere to the highest professional and personal standards. In the case of fraud, misconduct or malfeasance by any of its partners, officers or employees, including, without limitation any fraud, misconduct or malfeasance that leads to a restatement of Och-Ziff's financial results, or as required by law, the Compensation Committee would consider and likely pursue a disgorgement of prior compensation, where appropriate based on the facts and circumstances. The Compensation Committee will adopt and amend clawback policies, as appropriate, to comply with the final implementing rules regarding compensation clawbacks mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any other applicable law. The Compensation Committee may extend and apply such clawback provisions to similarly situated levels of partners that may not be required to be covered by applicable law as it determines to be necessary or appropriate in its discretion. The Limited Partner hereby consents to comply with all of the terms and conditions of any such compensation clawback policy adopted by the Compensation Committee which may apply to the Limited Partner and other similarly situated partners on or after the date hereof, and also agrees to perform all further acts and execute, acknowledge and deliver any documents and to take any further action requested by Och-Ziff to give effect to the foregoing.
9.    Acknowledgment. The Limited Partner acknowledges that he has been given the opportunity to ask questions of the Partnership and has consulted with counsel concerning this Agreement to the extent the Limited Partner deems necessary in order to be fully informed with respect thereto.
10.    Miscellaneous.
(a)     The Limited Partner represents that the execution, delivery and performance of this Agreement by the Limited Partner does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Limited Partner is a party or by which he is bound.
(b)    Any notice required or permitted under this Agreement shall be given in accordance with Section 10.10 of the Limited Partnership Agreement.
(c)    Except as specifically provided herein, this Agreement cannot be amended or modified except by a writing signed by both parties hereto. Daniel S. Och (or, following the death, Disability or Withdrawal of Daniel S. Och, the Partner Management Committee) in his or their sole discretion may amend the provisions of this Agreement relating to Guaranteed Bonus Cash Distributions or Bonus Class D Common Units, or the terms of any such awards that have been granted, in whole or in part, at any time, if it determines in its sole discretion that the adoption of any such amendments are necessary or desirable to comply with applicable law.
(d)    This Agreement and any amendment hereto made in accordance with Section 10(c) hereof shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.
(e)    If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof, and no invalidity or unenforceability of any provision shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.
(f)    The failure by any party hereto to enforce at any time any provision of this Agreement, or to require at any time performance by any party hereto of any provision hereof, shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof, or the right of any party hereto thereafter to enforce each and every such provision in accordance with its terms.
(g)    The Limited Partner acknowledges and agrees that, in the event of any conflict between the terms of the Limited Partnership Agreement and the terms of this Agreement with respect to the rights and obligations of the Limited Partner, the terms of this Agreement shall control. Except as specifically provided herein, this Agreement shall not otherwise affect any of the terms of the Limited Partnership Agreement.
(h)    Any remedies provided for in this Agreement shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may otherwise have.

IN WITNESS WHEREOF, this Partner Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Partner Agreement.

OZ ADVISORS II LP:

By:	Och-Ziff Holding Corporation,
its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

THE LIMITED PARTNER:

/s/ David Becker
David Becker

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
OZ ADVISORS II LP
SIGNATURE PAGE
IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned and the undersigned, do hereby agree to be bound by the terms and provisions set forth in this Agreement.

OZ ADVISORS II LP:

By:	Och-Ziff Holding Corporation,
its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

THE LIMITED PARTNER:

/s/ David Becker
David Becker